Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES LLC

526 South Church Street
Charlotte, North Carolina 28202

June 8, 2023

Piedmont Natural Gas Company, Inc.

4720 Piedmont Row Drive

Charlotte, North Carolina 28210

Re:	Piedmont Natural Gas Company, Inc. $350,000,000 aggregate principal amount of 5.40% Senior Notes due 2033

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $350,000,000 aggregate principal amount of the Company’s 5.40% Senior Notes due 2033 (the “Securities”) to be issued pursuant to the Indenture, dated as of April 1, 1993 (the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A., as successor to Citibank, N.A. (the “Trustee”), as supplemented from time to time, including by the Thirteenth Supplemental Indenture (the “Supplemental Indenture”), dated as of June 8, 2023 between the Company and the Trustee, relating to the Securities (the Original Indenture, as amended and supplemented, being referred to herein as the “Indenture”). On June 5, 2023, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of North Carolina and my opinion set forth herein is limited to North Carolina corporate law and the laws of the State of New York and the federal laws of the United States that, in my experience, are normally applicable to transactions of the type contemplated above and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In rendering the opinions set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the registration statement on Form S-3 (File No. 333-267583-01) of the Company filed on September 23, 2022, with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated September 23, 2022, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c) the preliminary prospectus supplement, dated June 5, 2023, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated June 5, 2023, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) the Issuer Free Writing Prospectus filed with the Commission on June 5, 2023 pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(f) the Amended and Restated Articles of Incorporation of the Company, dated as of October 3, 2016;

(g) the Bylaws of the Company, as amended and restated and effective as of October 3, 2016;

(h) an executed copy of the Underwriting Agreement;

(i) a specimen of the Securities;

(j) an executed copy of the Original Indenture,

(k) an executed copy of the Supplemental Indenture;

(l) resolutions of the Board of Directors of the Company, adopted by unanimous written consent on September 16, 2019, relating to, among other things, the preparation and filing with the Commission of the Registration Statement and the issuance of the Securities; and

(m) the Written Consent of the Assistant Treasurer, Chris R. Bauer, effective June 5, 2023, acting pursuant to specific delegation made and authorization given by the Board of Directors pursuant to the resolutions described in clause (l) above, relating to the offering of the Securities.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii) I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

I hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also consent to the reference to my name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III
Robert T. Lucas III, Esq.